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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549





                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934







         Date of Report (Date of earliest event reported) March 2, 1999
                                                          --------------------


                             PEREGRINE SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)



      DELAWARE                    0-22209                   5-3773312
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     (STATE OF            (COMMISSION FILE NUMBER)        (IRS EMPLOYER
IDENTIFICATION NO.)                                       INCORPORATION)


               12670 HIGH BLUFF DRIVE, SAN DIEGO, CALIFORNIA 92130
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             (Address of principal executive offices of Registrant)


                                 (619) 481-5000
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            (Registrant's telephone number, including area code)

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Item 5.      OTHER EVENTS

             On March 2, 1999, Peregrine Systems, Inc. (the "Company") completed the acquisition of Prototype Incorporated, a California corporation ("Prototype"). Prototype is a Novato, California-based company that provides application software solutions for managing transportation assets within large organizations. Pursuant to a Stock Acquisition Agreement dated as of March 2, 1999 (the "Acquisition Agreement") by and among the Company, Prototype, and each holder of Prototype's outstanding shares (together, "Shareholders"), the Company purchased all outstanding shares of capital stock of Prototype through a direct stock purchase from each of the Shareholders (the "Acquisition"). The Acquisition was completed on March 2, 1999.

             Pursuant to the Acquisition Agreement, the aggregate purchase price for all the outstanding shares of Common Stock of Prototype consisted of (i) cash in the amount of $1,135,993 (after deductions for certain expenses of Prototype and the Shareholders) and (ii) 761,141 shares of the Company's Common Stock. A total of 80,121 shares of the Company's Common Stock were deposited into escrow with a financial institution as collateral for certain indemnification obligations of Shareholders.

             All 761,141 shares of Common Stock of the Company issued in the Acquisition are restricted securities. The Company agreed to provide certain registration rights to the Shareholders in respect of such shares.

             The Company will use the purchase accounting method to account for the acquisition of Prototype. In response to the new guidelines announced by the Securities and Exchange Commission regarding the determination of charges for acquired in-process research and development ("IPR&D"), and to place the Prototype acquisition on comparable footing with prior acquisitions completed by the Company, the Company announced on March 10, 1999, that it anticipates a restatement of its financial results for the periods extending back to the quarter ended September 30, 1997. These anticipated restatements will result in changes to charges for acquired IPR&D and intangible assets, including related amortization for affected periods. These anticipated restatements include only noncash charges, have no effect on the Company's operating earnings excluding acquired IPR&D and amortization of intangible assets, and have no effect on the financial condition of the Company. Amendments to the Company's periodic reports for the affected fiscal periods are expected to be consistent with the summary restated results reported in the Company's press release of March 10, 1999.

Item 7.

             (c)  Exhibits.

                      Exhibit No.    Description
                      -----------    -----------
                         99.1        Press release of Peregrine Systems, Inc.,
                                     dated February 9, 1999.

                         99.2 Press release of Peregrine Systems, Inc., dated March 10, 1999.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PEREGRINE SYSTEMS, INC.



Dated:  March 12, 1999                    By: /s/ Richard T. Nelson
                                              ----------------------------------
                                              Richard T. Nelson, Vice President,
                                              Secretary and General Counsel